UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 100
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 16, 2024, Finch Therapeutics Group, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based on the Staff’s review of the Company and pursuant to Listing Rule 5101, the Staff believed that the Company no longer had an operating business and was a “public shell” and that the continued listing of its securities was no longer warranted. The Company appealed the Staff’s determination with respect to its public shell status by requesting a hearing before a Nasdaq Listing Qualifications Panel (the “Listing Panel”), which hearing took place on April 23, 2024. On May 23, 2024, the Company received a letter (the “Delisting Letter”) from the Office of the General Counsel of Nasdaq notifying the Company that the Listing Panel had determined to delist the Company from Nasdaq.

Accordingly, trading of the Company’s common stock will be suspended at the opening of trading on May 28, 2024 and, no sooner than 45 calendar days following the date of the Delisting Letter, Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on the Nasdaq Global Select Market. As a result, the Company’s common stock is expected to begin trading on the over-the-counter (“OTC”) market. No assurances can be provided, however, that trading of the Company’s common stock on the OTC will commence promptly, or at all, or will be maintained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: May 24, 2024	By:	/s/ Matthew P. Blischak
Matthew P. Blischak
Chief Executive Officer